EXHIBIT 4.4

DEFERRED COMPENSATION PLAN                        [photographs of faces omitted]

ROLLINS, INC.

2007 ANNUAL BONUS PAYMENTS DEFERRAL & DISTRIBUTION ELECTION FORM

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First Name                                             Middle Initial                           Last Name

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Street Address                                              City                               State      Zip Code

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Social Security Number                       Date of Birth                         Date of Hire

                  (NOTE: THIS FORM MUST BE COMPLETED AND RETURNED TO WESTPORT WORLDWIDE NO LATER THAN JUNE 30, 2006.)

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> DEFERRAL ELECTION                           PLEASE MAKE your elections by checking the applicable circle and completing any applicable blank.  You must defer in 1% increments, and you must defer at least $2,000 from Annual Bonus  Payments  earned in 2006 and payable in 2007 ("2007  Annual Bonus
                                              Payments") to participate in the Plan with respect to such payments.
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o 2007 ANNUAL BONUS                           I ELECT to defer _________% (maximum of 100%) of my 2007 Annual Bonus Payments
PAYMENTS DEFERRAL ELECTION                    earned by me for services performed from January 1, 2006 through December 31, 2006.
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o NON-PARTICIPATION                           I ELECT not to defer any of my 2007 Annual Bonus Payments to the Plan.
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> SHORT-TERM PAYOUT ELECTION                                               PLEASE  CHECK  applicable  circles  below  and  complete
                                                                           applicable blanks.
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2007 ANNUAL BONUS PAYMENTS                    o I ELECT to receive a lump-sum SHORT-TERM PAYOUT of my 2007 Annual Bonus Payments
SHORT-TERM PAYOUT                             deferrals, and earnings or losses thereon (based on my Measurement Fund selections),
(Please Select ONE Option)                    payable in JANUARY OF 20____ (MUST BE AT LEAST 2011), in accordance with Article Four of the Plan. I understand that I may make a subsequent election to further postpone payment beyond this date, subject to the terms and limitations of Section 4.1 of the
                                              Plan.

                                              o I ELECT NOT to receive a SHORT-TERM PAYOUT of my 2007 Annual Bonus Payments deferrals, and earnings or losses thereon (based on my Measurement Fund selections).

                                              I understand that regardless of my election above, the Plan provisions governing the
                                              Retirement Benefit, Termination Benefit, Pre-Retirement Survivor Benefit or Plan
                                              termination payout will apply if they become operative before the date elected above.
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2007 ANNUAL BONUS PAYMENTS DEFERRAL & DISTRIBUTION ELECTION FORM CONTINUED...

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> RETIREMENT DISTRIBUTION ELECTIONS                                        PLEASE CHECK applicable circles below and complete
                                                                           applicable blanks.
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NOTE: YOU MUST COMPLETE A RETIREMENT DISTRIBUTION ELECTION  DURING  THIS  ENROLLMENT  PERIOD  REGARDLESS OF YOUR SHORT-TERM  PAYOUT
ELECTION ABOVE.
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2007 ANNUAL BONUS PAYMENTS                    o I ELECT to receive a lump-sum RETIREMENT BENEFIT PAYOUT of my 2007 Annual Bonus
RETIREMENT BENEFIT PAYOUT                     Payout Payments deferrals, and earnings or losses thereon (based on my Measurement
(Please Select ONE Option)                    Fund selections), payable during the January or July of the Plan Year following my
                                              Retirement, in accordance with Article Five of the Plan.
                                              o I ELECT to receive a RETIREMENT BENEFIT PAYOUT of my 2007 Annual Bonus Payments
                                              deferrals, and earnings or losses thereon (based on my Measurement Fund selections),
                                              IN ____ ANNUAL PAYMENTS (ENTER BETWEEN 2 AND 15), commencing during the January or
                                              July of the Plan Year following my Retirement, in accordance with Article Five of the
                                              Plan.
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ACKNOWLEDGMENT AND AGREEMENT                 PLEASE SIGN below.
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The Plan is subject to Internal Revenue Code Section 409A, which was added by the recently enacted American Jobs Creation Act of 2004 (the "Jobs Act"). The
Jobs Act regulates deferral and distribution elections and many other aspects of the Plan. As of November 2006, there are many legal issues that are yet unresolved, and it is expected that the IRS will issue further guidance to address some of these issues. Please note that Rollins, Inc. has reserved the right to amend the Plan to comply with the Jobs Act. Such amendments might be retroactive - meaning that they might apply to amounts already contributed before the amendments are adopted.
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I ACKNOWLEDGE that I have been offered an opportunity to participate in the
Rollins, Inc. Deferred Compensation Plan. I will participate (or not participate) in the Plan in accordance with my elections on this form and authorize the Company to make the appropriate deductions (if any), as indicated
on this form, from my 2007 Annual Bonus Payments, and the Plan Committee to
apply the distribution elections, as indicated on this form, to the appropriate portion of my Account Balance. I understand that the Plan Committee has the discretion to select the Annual Bonus Payments that I may defer under the Plan.
I further understand that I may not change the above deferral election for the
2007 Annual Bonus Payments (except that the above deferral election may be reduced if necessary to cover FICA taxes and/or other payroll reductions), that the above deferral election will apply only for 2007 Annual Bonus Payments, that a new election will be required if I wish to defer 2008 Annual Bonus
Payments, and that amounts deferred under the Plan are unfunded and unsecured, and subject to the claims of the Company's creditors in the event of the
Company's insolvency. I further understand that I may change the above distribution elections solely as permitted under the Plan and under the Jobs
Act. I further understand that the amounts subject to deferral under this election shall be subject to such rules as are necessary to preserve the tax-deferred status of these amounts under the Jobs Act. Unless otherwise defined herein, capitalized terms used in this form shall have the same meanings given them in the Plan.
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Signature of Employee _____________________________________________________     Date__________

Signature of Plan Committee Member
Or Duly Authorized Agent __________________________________________________     Date__________
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